UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2016

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On February 25, 2016, BofI Holding, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with FBR Capital Markets & Co. and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein, to issue and sell $45,000,000 aggregate principal amount of the Company’s 6.25% Subordinated Notes due February 28, 2026 (the “Notes”), at a public offering price equal to 100% of the aggregate principal amount of the Notes (the “Offering”). The Company estimates that the net proceeds from the Offering will be approximately $43,382,500, after deducting underwriting discounts of 3.15% and expenses that are payable by the Company. The Offering is expected to close on or about March 3, 2016, subject to satisfaction of customary closing conditions. As part of the Offering, the Company granted the underwriters a 30-day option to purchase additional Notes in the aggregate principal amount of up to $6,750,000 to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties and covenants between the parties as of the date of the Underwriting Agreement. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of any Notes pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference. This description of the material terms of the Underwriting Agreement and the transactions contemplated thereby is qualified in its entirety by reference to such exhibit.

The Notes have been offered pursuant to a prospectus supplement, dated February 25, 2016, to the prospectus dated February 19, 2015 that forms part of the Company’s effective registration statement on Form S-3ASR (File No. 333-202187) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Notes will be issued pursuant to a Subordinated Indenture, to be dated as of March 3, 2016 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, to be dated as of March 3, 2016 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Notes will accrue interest at a fixed rate per annum equal to 6.25%. Interest on the Notes will be payable quarterly in arrears on May 31, August 31, November 30 and February 28 (February 29 in case of a leap year) of each year, beginning on May 31, 2016. The Notes will mature on February 28, 2026. The Notes will be issued in denominations of $25 and integral multiples of $25 in excess thereof.

The Notes will be unsecured, subordinated and will rank junior in right of payment and upon the Company’s liquidation to the Company’s existing and all of the Company’s future Senior Debt (as defined in the Indenture). The Notes may be redeemed on or after March 31, 2021, which date may be extended at the Company's discretion, at a redemption price equal to principal plus accrued and unpaid interest, subject to certain conditions described in the Indenture.

The foregoing descriptions of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes are each qualified in their entirety by reference to the full text of the Underwriting Agreement, form of Base Indenture, form of Supplemental Indenture and form of Notes, copies of which are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

In connection with the Offering, Loeb & Loeb LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1.

ITEM 8.01    OTHER EVENTS
On February 26, 2016, the Company issued a press release announcing the pricing of the Offering. The press release is attached hereto as Exhibit 99.1.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits.

Exhibit	Description
1.1
Underwriting Agreement, dated February 25, 2016, between BofI Holding, Inc. and FBR Capital Markets & Co. and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein.

4.1	Form of Subordinated Indenture, to be dated as of March 3, 2016, between BofI Holding, Inc. and U.S. Bank National Association, as trustee.
4.2	Form of First Supplemental Indenture, to be dated as of March 3, 2016, between BofI Holding, Inc. and U.S. Bank National Association, as trustee.
4.3	Form of Global Note to represent the 6.25% Subordinated Notes due February 28, 2026 of BofI Holding, Inc. (included in Exhibit 4.2).
5.1	Opinion of Loeb & Loeb LLP.
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).
25.1	Statement of Eligibility on Form T-1 of Trustee under the Subordinated Indenture.
99.1	Press Release of BofI Holding, Inc. dated February 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date:	February 26, 2016	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer